                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 10, 1999




                                 CMP MEDIA INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       0-22789               11-2240940
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

           600 COMMUNITY DRIVE
           MANHASSET, NEW YORK                                     11030
(Address of principal executive offices)                         (Zip code)

                                 (516) 562-5000
              (Registrant's telephone number, including area code)

                                 CMP MEDIA INC.

                                      INDEX



ITEM 5.  OTHER EVENTS ...........................................1-4

SIGNATURE .........................................................5

ITEM 5.  OTHER EVENTS.


On February 10, 1999, CMP Media Inc. issued the following press release:

CMP MEDIA RETAINS LAZARD FRERES & CO. LLC TO EXPLORE STRATEGIC ALTERNATIVES FOR
            COMPANY; ANNOUNCES FOURTH QUARTER AND FULL-YEAR RESULTS


Manhasset, NY-- CMP MEDIA INC. (NASDAQ: CMPX) announced that it has retained the investment banking firm of Lazard Freres & Co. LLC to explore strategic alternatives for the company including but not limited to a sale or merger. The company also announced results for its fourth quarter and year ended December 31, 1998.

"Innovation, which drives the thriving technology market that CMP serves, gives rise to exciting opportunities for companies like ours that are integrally connected to technology," said Michael S. Leeds, President and CEO of CMP. "We want to strengthen our position to better capitalize on these opportunities, and we believe this is a good time for us to investigate all possibilities.

"The goal of this process is to enable us to maximize stockholder value, expand our ability to provide new products and services to our customers, and enhance career opportunities for our employees," Leeds said.

The company has not made a decision to pursue any particular alternative and has indicated that there are no assurances that a transaction will result from the exploration process.

For the full year ended December 31, 1998, revenues increased to $477.6 million from the $473.9 million reported for the same period last year. "1998 was CMP's 27th year of uninterrupted revenue growth," Leeds said. "We continued diversifying into high-growth areas including research, conferences, trade shows and new Internet services, and our business outside the U.S. grew more than 80 percent in revenues." Operating income for the year was $16.0 million as compared to $34.9 million in 1997. Net income was $10.0 million, or $0.42 per share, compared to pro forma net income of $17.3 million, or $0.75 per share, for 1997.

For the fourth quarter, revenues decreased to $124.9 million as compared to $132.8 million reported for the fourth quarter of 1997. Operating income for the fourth quarter was $8.2 million versus $15.4 million last year. Net income was $4.7 million, or $0.20 per share, compared to pro forma net income of $9.3 million, or $0.39 per share, for the same period in 1997.

1998 HIGHLIGHTS

Internet

- On the Internet, CMPnet was the Web's tenth largest site as measured in advertising revenue, according to InterWatch.

- The company launched Planet IT (http://www.PlanetIT.com), an exclusive online community for corporate information technology executives. Industry leaders Microsoft, Gateway, IBM, Information Builders, 3com, EDS, and Seagate were charter sponsors.

- Byte magazine, part of CMP's acquisition of The McGraw-Hill Companies' computer and communications publications, will re-launch as a Web-only product, Byte.com, in the first quarter of `99.

U.S. and International Print

- In the competitive IS print market, InformationWeek grew by 13.8% in ad pages for the full year, and in the channel market VARBusiness was up 4%, according to Inquiry Management Systems, Toronto.

- Data Communications and tele.com, part of the acquisition from The McGraw-Hill Companies, together with CMP's leading business technology publications, gave CMP the most comprehensive portfolio reaching business IT buyers.

- CMP was once again named the official media sponsor of Telecom '99, the world's largest technology trade show, which will be held in Geneva in October. This year, for the first time, we are adding television coverage of the event.

- The company continued to expand its offerings in the channel with the announcement of CRN's Enterprise Partner for systems integrators, value-added resellers and independent software vendors who work primarily with Fortune 1000 companies and other large organizations.

- CMP became the only technology media company to have enterprise and channel publications in the United Kingdom, France and Germany.

- Our international networks of leading publications continued to grow dramatically through our own launches, joint ventures and licensees. Computer Reseller News is now published in 17 countries, InformationWeek in 13, and Network Computing in 10. Worldwide, CMP now acts as sales representative for more than 90 leading local publications.

Trade Shows and Conferences

- In April, CMP acquired Kingbird Media Group LLC, a producer of information technology conferences and events.

- In June, the company announced e-Business Expo, a series of groundbreaking regional conferences and expositions that will bring together those charged with deploying electronic-business solutions for their companies and those who can provide them with the necessary products and services. The first event, which has already met its exhibitor goals, will take place in the San Jose Convention Center in June and will be followed by a New York event in December.

- InformationWeek and BusinessWeek have entered an alliance to feature a CEO/CIO conference concurrent with e-Business Expo.

Research, Testing and Consulting

- Reality Research (http://www.realityresearch.com), headquartered in Austin, Texas, with satellite offices in London, New York and San Francisco, provides technology vendors and users with customized research and consulting services that help them assess and capitalize on the growing global market for technology products.

- CMP acquired NSTL, an independent technology testing and consulting firm, from The McGraw-Hill Companies. NSTL which serves the government, the technology vendor community and end users, is planning to expand its services in Asia and Western Europe this year.

- Customer First, an ambitious sales and support initiative created to provide customers with a single point of access for large portfolios of CMP products across multiple media, was rolled out nationally.
     Customer reaction has been extremely positive.

In connection with its initial public offering of 5,485,000 shares of Class A Common Stock on July 25, 1997, the company terminated its S corporation election and converted to C corporation status. Pro forma net income and pro forma net income per share for 1997 are presented as if the company had been a C corporation prior to January 1, 1997.

CMP Media Inc. (Nasdaq: CMPX) is a leading high-tech media company providing essential information and marketing services to the entire technology spectrum--the builders, sellers and users of technology worldwide. With its portfolio of publications, custom publishing, Internet products, research and conferences, CMP is uniquely positioned to offer marketers comprehensive, integrated solutions tailored to meet their individual needs. Online editions of the company's print publications, along with products and services created exclusively for the Internet, can be found on CMPnet at http://www.CMPnet.com. NSTL, the company's independent testing lab, serves government, corporate and technology clients around the world.

This release may contain forward-looking statements that are subject to risks and uncertainties. CMP's actual results could differ materially from those discussed in such forward-looking statements, due to various factors which are outside CMP's control. Factors that could affect performance include decreased demand for technology advertising, delays in new product introductions by advertisers, the failure of advertisers to adopt new products and services offered by CMP, economic instability in Asian and other foreign markets, and costs of integrating newly acquired products and services into CMP operations. For a more detailed discussion of these factors and others, see CMP's Securities and Exchange Commission filings.

                         CMP MEDIA INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     IN THOUSANDS, EXCEPT PER SHARE AMOUNTS





                                                        FOR THE THREE MONTHS                     FOR THE YEAR
                                                          ENDED DECEMBER 31,                   ENDED DECEMBER 31,
                                                     -----------------------------       -----------------------------
                                                        1998              1997              1998              1997
                                                     -----------       -----------       -----------       -----------
                                                              (UNAUDITED)
Revenues                                             $   124,851       $   132,754       $   477,561       $   473,851
Operating costs and expenses:
   Cost of revenues                                       54,245            52,676           209,883           188,965
   Selling and promotion                                  43,389            45,445           164,902           160,579
   General and administrative                             19,052            19,191            86,740            84,971
   Non-recurring compensation charge                        --                --                --               4,449
                                                     -----------       -----------       -----------       -----------

Income from operations                                     8,165            15,442            16,036            34,887
                                                     -----------       -----------       -----------       -----------


Gain on sales                                               --                 969             1,320             4,011
Other income (expense), net                                  159               133               228            (8,161)
                                                     -----------       -----------       -----------       -----------


Income before provision for income taxes             $     8,324       $    16,544       $    17,584       $    30,737
Provision for income taxes                                 3,588             3,139             7,579               450
                                                     -----------       -----------       -----------       -----------

Net income                                           $     4,736       $    13,405       $    10,005       $    30,287
                                                     ===========       ===========       ===========       ===========

Net income per share - diluted                       $      0.20                         $      0.42
                                                     ===========                         ===========

Weighted average number of shares of common
   stock and dilutive securities                      23,412,337                          23,907,604
                                                     ===========                         ===========

Pro Forma Data:
   Historical income before provision
     for income taxes                                                  $    16,544                         $    30,737
   Pro forma provision for income taxes                                      7,213                              13,401
                                                                       -----------                         -----------

   Pro forma net income                                                $     9,331                         $    17,336
                                                                       ===========                         ===========

   Pro forma net income per share - diluted                            $      0.39                         $      0.75
                                                                       ===========                         ===========

   Pro forma weighted average number of shares
     of common stock and dilutive securities                            24,033,162                          23,206,073
                                                                       ===========                         ===========

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CMP MEDIA INC.


February 18, 1999          By:       /s/ Joseph E. Sichler
                                    --------------------------------------------
                                    Joseph E. Sichler
                                    Vice President and Chief Financial Officer
                                     (Principal Accounting Officer)